UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 12, 2015

Commission File Number: 001-37544

AmpliPhi Biosciences
Corporation

(Exact name of Registrant as specified in its charter)

Washington	91-1549568
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

800 East Leigh Street, Suite 209, Richmond, Virginia 23219

(Address of principal executive offices)

804-827-2524

(Registrant’s Telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 12, 2015, the Board of Directors of AmpliPhi Biosciences Corporation (the “Company”) amended and restated the Company’s Code of Business Conduct and Ethics (“Code of Conduct”) that applies to all of the Company’s directors, officers and employees (“covered personnel”). The principal purpose of the amendment and restatement was to provide additional guidance to covered personnel regarding the available channels for reporting of possible legal or policy violations and to make certain other technical and administrative changes. The revisions to the Code of Conduct did not relate to or result in any waiver, explicit or implicit, of any provision of the Code of Conduct applicable to the Company’s principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions, or any other officer of the Company.

The foregoing description of the amended and restated Code of Conduct does not purport to be complete and is qualified in its entirety by reference to such documents, a copy of which is attached to this report as Exhibit 14.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

14.1	Code of Business Conduct and Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2015	AmpliPhi Biosciences Corporation

	By:	/s/ M. Scott Salka
	Name:	M. Scott Salka
	Title:	Chief Executive Officer

Exhibit Index

Number	Description

14.1	Code of Business Conduct and Ethics